Exhibit 99.1

ROUNDY’S, INC. TO PRESENT AT THE JEFFERIES 2012 GLOBAL

CONSUMER CONFERENCE

MILWAUKEE – June 4, 2012 – Roundy’s, Inc. (“Roundy’s” or the “Company”) (NYSE: RNDY), a leading grocer in the Midwest, today announced Robert Mariano, Chief Executive Officer, and Darren Karst, Chief Financial Officer, will present at the Jefferies Global Consumer Conference on Monday, June 18, 2012, at 1:00 p.m. ET in Nantucket, MA.

The audio portion and slides of the presentation will be broadcast live over the Internet hosted at the “Investor Relations” section of Roundy’s website at www.Roundys.com and will be archived online through Monday, July 2, 2012.

About Roundy’s

Roundy’s is a leading grocer in the Midwest with nearly $4.0 billion in sales and more than 18,000 employees. Founded in Milwaukee in 1872, Roundy’s operates 159 retail grocery stores and 98 pharmacies under the Pick’n Save, Rainbow, Copps, Metro Market and Mariano’s Fresh Market retail banners in Wisconsin, Minnesota and Illinois.

Contact:

Katie Turner

ICR

katie.turner@icrinc.com

646-277-1228